UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Retention Agreements

In connection with the recent appointment of Harold L. Hickey as the Chief Executive Officer of EXCO Resources, Inc. (the “Company”), the Company entered into Amended and Restated Retention Agreements with each of William L. Boeing, Richard A. Burnett and Mr. Hickey on May 14, 2015 (collectively, the “Amended and Restated Retention Agreements”). The Amended and Restated Retention Agreements generally retain the terms of the Bonus and Retention Agreements previously entered into by and between the Company and each of Messrs. Boeing, Burnett and Hickey, except that the following amendments have been effected:

•	the Amended and Restated Retention Agreement of Mr. Hickey retains a cash severance payment that he would be entitled to in the event of a Qualifying Termination equal to two (2) times his annual base salary, less applicable income and employment tax withholdings;

•	the Amended and Restated Retention Agreements of each of Messrs. Boeing and Burnett reduce the cash severance payment that such executive would be entitled to in the event of a Qualifying Termination from two (2) times such executive’s annual base salary to one (1) times such executive’s annual base salary, in each case, less applicable income and employment tax withholdings;

•	the Amended and Restated Retention Agreements of each of Messrs. Boeing, Burnett and Hickey provide that, upon a Qualifying Termination, such executives are entitled to a cash payment equal to the portion of such executive’s unvested account balance in the 401(k) Plan, or any successor plan thereto, that is forfeited upon such executive’s separation from service (less applicable income and employment tax withholdings), payable in a lump sum on the sixtieth (60th) day following such Qualifying Termination;

•	the Amended and Restated Retention Agreements of each of Messrs. Boeing, Burnett and Hickey provide that, upon a Qualifying Termination, such executive’s unvested performance-based restricted stock awards or restricted stock unit awards with respect to common stock are eligible for pro-rata vesting, based on the achievement of the underlying performance metrics and/or goals measured as of the date of such Qualifying Termination, and, in addition, Mr. Burnett’s Amended and Restated Retention Agreement provides that, to the extent the performance-based restricted stock award granted to Mr. Burnett on July 1, 2014 has not vested by the date of a Qualifying Termination, such award shall not be forfeited upon a Qualifying Termination but will continue to vest pursuant to its terms and Mr. Burnett will be treated as if he is continuing to provide services to the Company through July 1, 2017 for purposes of vesting;

•	the Amended and Restated Retention Agreement for Mr. Burnett was amended to delete the provisions regarding the payment of “Initial Severance Benefits” that were payable during the “Initial Severance Period”;

•	the Amended and Restated Retention Agreements of each of Messrs. Boeing and Hickey were amended to delete the provisions regarding the payment of the retention bonuses because such bonuses had previously been paid; and

•	the Amended and Restated Retention Agreements of each of Messrs. Boeing, Burnett and Hickey amend the definition of the “Special Severance Period” to provide that such executives are eligible to receive retention benefits in the event of a Qualifying Termination occurring during the period beginning on April 1, 2015 and ending on the earlier of (A) the effective date of a “change of control” or (B) March 31, 2017.

The foregoing description of the Amended and Restated Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Retention Agreements, which are filed herewith as Exhibits 10.2, 10.3 and 10.4 and are incorporated by reference herein..

Retention Agreement and MIP Bonus for Recently Appointed Chief Operating Officer

On May 14, 2015, the Company entered into a Retention Agreement (the “Retention Agreement”) with Harold H. Jameson in order to retain and incentivize Mr. Jameson to continue providing services to the Company. The Retention Agreement with Mr. Jameson is substantially similar to the Amended and Restated Retention Agreements that the Company entered into with Messrs. Boeing and Burnett. The Retention Agreement provides for certain benefits upon Mr. Jameson’s “separation from service” due to (i) the termination of Mr. Jameson’s employment by the Company without “cause” or (ii) termination of employment by Mr. Jameson for “good reason” during the period (the “Special Severance Period”) beginning on April 1, 2015 and ending on the earlier of (A) the effective date of a “change of control” or (B) March 31, 2017 (a “Qualifying Termination”). The severance benefits (the “Special Severance Benefits”) provided during the Special Severance Period are, subject to certain exceptions:

•	a cash payment equal to Mr. Jameson’s annual base salary (less applicable income and employment tax withholdings), fifty percent (50%) of which will be paid on the sixtieth (60th) day following a Qualifying Termination and fifty percent (50%) of which will be paid on the one (1) year anniversary of such Qualifying Termination;

•	a cash payment equal to the portion of Mr. Jameson’s unvested account balance in the EXCO Resources, Inc. 401(k) Plan (the “401(k) Plan”), or any successor plan thereto, that is forfeited upon Mr. Jameson’s separation from service (less applicable income and employment tax withholdings), payable in a lump sum on the sixtieth (60th) day following a Qualifying Termination;

•	COBRA benefits for up to eighteen (18) months following a Qualifying Termination;

•	accelerated vesting of any unvested restricted stock awards with time-based vesting to the date of a Qualifying Termination;

•	eligibility for vesting of the pro-rata portion of any unvested restricted stock awards or restricted stock unit awards with respect to common stock with performance-based vesting, based on the achievement of the underlying performance metrics and/or goals measured as of the date of a Qualifying Termination; and

•	extension of the exercise period for any vested stock options for one (1) year following the date of a Qualifying Termination (or if earlier, the date the options would have expired if Mr. Jameson had remained employed by the Company).

In order to receive any of the Special Severance Benefits, Mr. Jameson must sign and return, within thirty (30) days of a Qualifying Termination, a release and any applicable revocation period must have expired. Receipt of the Special Severance Benefits is also contingent on Mr. Jameson’s compliance with certain confidentiality, non-disparagement and non-solicitation provisions contained in the Retention Agreement. In the event of a change of control that occurs prior to a Qualifying Termination, no Special Severance Benefits will be paid under the Retention Agreement. Instead, the terms of the Fourth Amended and Restated EXCO Resources, Inc. Severance Plan, effective as of March 16, 2011, will control. Unless earlier terminated pursuant to its terms, the Retention Agreement expires on April 1, 2017. The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the Retention Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

On May 14, 2015, the Compensation Committee of the Board of Directors of the Company elevated Mr. Jameson to become a Tier 1 participant under the EXCO Resources, Inc. 2015 Management Incentive Plan (the “MIP”), which is the same level as the Company’s other named executive officers. Under the MIP, once the overall performance level is determined, the award amounts for Tier 1 participants are determined using the following payout schedule:

Performance Level Payout Schedule
Percentage of Base Salary for Below Threshold Level Performance	Percentage of Base Salary for Threshold Level Performance	Percentage of Base Salary for Target Level Performance	Percentage Base Salary for Maximum Level Performance
0%	35%	70%	140%

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Retention Agreement, dated May 14, 2015, by and between Harold H. Jameson and EXCO Resources, Inc.

10.2	Amended and Restated Retention Agreement, dated May 14, 2015, by and between William L. Boeing and EXCO Resources, Inc.

10.3	Amended and Restated Retention Agreement, dated May 14, 2015, by and between Richard A. Burnett and EXCO Resources, Inc.

10.4	Amended and Restated Retention Agreement, dated May 14, 2015, by and between Harold L. Hickey and EXCO Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: May 20, 2015	By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retention Agreement, dated May 14, 2015, by and between Harold H. Jameson and EXCO Resources, Inc.

10.2	Amended and Restated Retention Agreement, dated May 14, 2015, by and between William L. Boeing and EXCO Resources, Inc.

10.3	Amended and Restated Retention Agreement, dated May 14, 2015, by and between Richard A. Burnett and EXCO Resources, Inc.

10.4	Amended and Restated Retention Agreement, dated May 14, 2015, by and between Harold L. Hickey and EXCO Resources, Inc.